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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sabre Holdings Corporation Amended and Restated 1996 Long-Term Incentive Plan of our report dated January 13, 2003, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas August 4, 2003

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CONSENT OF INDEPENDENT AUDITORS